UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2023

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No.1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Leidos Holdings Inc. (the “Company”) filed on February 27, 2023 (the “Original 8-K”). The Amendment updates certain disclosures in the Original 8-K based on information that became available after the date of the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of the Amendment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by the Company on February 27, 2023, Roger A. Krone will retire as the Company’s Chief Executive Officer on May 3, 2023 and as Chairman at the time of the Company’s 2023 annual meeting of stockholders. Mr. Krone will continue to work as a full-time employee of the Company through July 31, 2023 (the “Full-Time End Date”) and will then become a part-time advisor to the Company through March 29, 2024 (the “Separation Date”).

In connection with his retirement from Chairman and Chief Executive Officer of the Company and his assistance with the transition of his roles, Mr. Krone entered into a retirement agreement with the Company, dated as of March 28, 2023 (the “Retirement Agreement”). The Retirement Agreement provides that, while Mr. Krone is providing services to the Company prior to the Full-Time End Date, he will continue to receive his current base salary and participate in the Company’s benefit plans. Mr. Krone will also be eligible for a prorated bonus for the 2023 fiscal year, with the target amount being $1,911,000 for the full year and the proration to be based on a fraction, the numerator of which is the number of days between January 1, 2023 and the Full-Time End Date and the denominator of which is 364. The actual bonus for Fiscal 2023 (subject to proration) will be determined based on the Company’s actual performance determined on the same basis as for other senior executives of the Company. In addition, Mr. Krone has been granted a prorated equity grant for 2023 (with an initial value of $4,050,000) that is subject to customary terms applicable to equity grants by the Company, including retirement treatment since Mr. Krone has satisfied the requirements for such treatment. Any equity awards granted by the Company prior to 2023 that remain outstanding will continue to be subject to their current terms, including with respect to retirement treatment. From the Full-Time End Date through the Separation Date, Mr. Krone will be paid at the rate of $1,000 per hour for any consulting services he provides. The Company has also agreed to reimburse Mr. Krone for legal fees and expenses of up to $30,000 for services provided with respect to the Retirement Agreement. In connection with receiving the benefits described above, Mr. Krone will be required to execute, and not revoke, a release of claims and will continue to be subject to the 12-month post-termination covenants regarding non-competition and non-solicitation of the Company’s employees and customers under his employment agreement, with the 12-month post-termination period to commence on the Separation Date.

The foregoing summary of Mr. Krone’s Retirement Agreement is not complete and is qualified in its entirety by the Retirement Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Retirement Agreement, dated March 28, 2023.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	March 31, 2023	By:	/s/ Benjamin A. Winter
Benjamin A. Winter
		Its:	Senior Vice President and Corporate Secretary